UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Earliest Event Reported: August 2, 2006

Commission File Number 333-128060

DATAMEG CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	133-134389
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)
9 West Broadway, Suite #214, Boston, MA	02127
(Address of principal executive offices)	(Zip Code)

Issuers telephone number: (617) 699-1919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event

On August 2, 2006, Former Director and Chief Executive Mark P. McGrath canceled his option agreement dated April 17, 2005 for 5 million shares.

Exhibits Incorporated By Reference:

EX-10.1 McGRATH CONTRACT, Form 8-K filed 05-04-2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: August 3, 2006	By:	/S/ JAMES MURPHY
James Murphy, Chairman and Chief Executive Officer